QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

CERTIFICATION

PURSUANT TO RULE 13A-14(B) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE (18 U.S.C. SECTION 1350)

        In connection with the Annual Report of CH2M HILL Companies, Ltd. (the "Company") on Form 10-K for the annual period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lee A. McIntire, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002 that to the best of my knowledge:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act as amended; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

/s/ LEE A. MCINTIRE Lee A. McIntire Chief Executive Officer

February 28, 2013

This certification "accompanies" the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

CERTIFICATION PURSUANT TO RULE 13A-14(B) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE (18 U.S.C. SECTION 1350)